FOR IMMEDIATE RELEASE

OPAL Fuels Reports Fourth Quarter and Full Year 2023 Results

WHITE PLAINS, N.Y. – (March 13, 2024) – OPAL Fuels Inc. (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL), a vertically integrated leader in the capture and conversion of biogas into low carbon intensity renewable natural gas (RNG) and renewable electricity, today announced financial and operating results for the three and twelve months ended December 31, 2023.

“OPAL Fuels continues to progress on its strategic and operational goals” said Co-CEO Jonathan Maurer. “Over the last two years, we have more than doubled RNG production and significantly expanded our fueling station network while continuing to organically grow our project pipeline with industry leading partners. We are pleased with our results as we leverage the benefits of our vertically integrated platform.”

“Fourth quarter and full year 2023 financial and operational results were in-line with our most recent guidance” said Maurer. “These results, coupled with achieving strategic initiatives such as closing on our $500 million credit facility and advancing industry partnerships, put us in a position to capitalize on favorable industry fundamentals in 2024.”

“We now have 5.2 million MMBtu of annual design capacity online at eight RNG facilities. We anticipate ending the year with 8.8 million MMBtu of RNG capacity online, adding 3.6 million MMBtu in 2024 as Prince William, Sapphire and Polk County (Florida) projects begin operations. We also anticipate bringing online 2.4 MW of renewable power nameplate capacity (0.2 million MMBtu of biomethane equivalent per year) as our Fall River project commences operations in the fourth quarter. Further, we expect several additional RNG projects to enter construction this year and see increasing momentum in Fuel Station Services, supporting growth beyond 2024.”

“The tailwinds from the capture and conversion of biogas into low carbon intensity energy products that replace fossil fuels continue to be strong. Constructive domestic and international policy support continues to broaden, and demand for RNG is increasing as positive feedback continues from heavy duty fleets testing RNG,” said Co-CEO Adam Comora. “Our business model is designed to position us to take advantage of these tailwinds and drive growth.”

Financial Highlights

•Revenue for the three and twelve months ended December 31, 2023, was $87.0 million and $256.1 million, respectively, up 30% and 9%, compared to same periods last year.

•Net income for the three and twelve months ended December 31, 2023, was $20.1 million and $127.0 million, respectively, compared to $32.0 million and $32.6 million, in the comparable periods last year.

•Basic net earnings per share attributable to Class A common shareholders for the three and twelve months ended December 31, 2023, was $0.11 and $0.70, respectively compared to $0.18 and $0.13 in the comparable periods last year.

•Adjusted EBITDA1 for the three and twelve months ended December 31, 2023, was $32.0 million and $52.0 million, respectively, compared to $20.4 million and $53.4 million in comparable periods last year.

•At December 31, 2023, RNG Pending Monetization totaled $18.5 million.

Operational Highlights

•We exited 2023 with an aggregate annual design capacity of our operating RNG projects of 5.2 million MMBtu.2,3

•RNG produced was 0.8 million and 2.7 million MMBtu, for the three and twelve months ended December 31, 2023, an increase of 33% and 23% compared to the prior-year periods.

•RNG sold as transportation fuel was 13.5 million and 43.8 million GGEs, respectively, for the three and twelve months ended December 31, 2023, an increase of 44% and 49% compared to the prior-year periods.

•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 35.3 million and 133.2 million GGEs of transportation fuel for the three and twelve months ended December 31, 2023, an increase of 8% and 15% compared to the prior-year periods.
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1 This is a non-GAAP measure. A reconciliation of non-GAAP financial measure to comparable GAAP measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."

2 Design capacity is the annual design output for each facility and may not reflect actual production from the projects, which depends on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.

3 Represents OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners.

Construction Update

•The Prince William RNG project is mechanically complete and in commissioning. The project will commence commercial operations in the coming weeks. This project, owned 100% by OPAL Fuels, represents approximately 1.7 million MMBtu of annual design capacity.

•We anticipate commencing commercial operations at our Sapphire RNG project in the third quarter of 2024. This project represents approximately 0.8 million MMBtu for OPAL Fuels’ 50% ownership share of annual design capacity.

•We expect the Polk County (Florida) RNG project to commence commercial operations in the fourth quarter of 2024. This project, owned 100% by OPAL Fuels, represents approximately 1.1 million MMBtu of annual design capacity.

•Completion of construction at two dairy projects in California (Hilltop and Vander Schaaf) has been delayed due to a dispute with the Engineering, Procurement and Construction contractor over a series of change order requests.4

•The Atlantic RNG project is expected to commence commercial operations in mid-2025. This project represents approximately 0.3 million MMBtu for OPAL Fuels’ 50% ownership share of annual design capacity.

•The Fall River project is a renewable power project that is expected to commence operations at the end of 2024. This project represents 2.4 MW of renewable power nameplate capacity (0.2 million MMBtus of biomethane equivalent per year) and is 100% owned by OPAL Fuels.

____________________________________________

4 For more information, please see the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2023.

2024 Guidance

•The Company currently estimates that Adjusted EBITDA for the full year 2024 will range between $90 million and $100 million. Adjusted EBITDA does not include:

◦Approximately $40 million of potential ITC cash proceeds from Emerald and the three landfill RNG projects coming online this year, which would be included in net income in 2024;

◦An increase of approximately $15 million from RNG pending monetization in 2024, which represents the time lag between the recognition of RNG production costs compared with the associated revenues; and

◦An adjustment for development and project start up expenses5 of approximately $12 million in 2024, which is predominantly the Prince William virtual pipeline expense.

•We anticipate Adjusted EBITDA from our Fuel Station Services segment to grow by 75%-90% compared to 2023.

•We expect 2024 RNG production to range from 4.4 to 4.8 million MMBtu.

•We expect full year 2024 capital expenditures at wholly-owned and joint venture projects to total approximately $230 million. This total includes approximately $28 million for Fuel Station Services and $41 million relating to equity method investments in RNG projects.

•We anticipate putting into construction at least 2.0 million annual MMBtu of RNG design capacity in 2024 which is included in our 2024 capital expenditure guidance.

•2024 guidance assumes a weighted average annual price for D3 RINs of approximately $3.0/gallon, natural gas price of $2.00/MMBtu, and an LCFS credit price of $65.0/metric ton.

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5Project development and start up expenses will be presented as a separate line item on the Income Statement in 2024.

Results of Operations

($ thousands of dollars)	Three Months Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
	2023	2022	2023	2022
Revenue
RNG Fuel	$28,824	$24,343	$66,292	$73,158
Fuel Station Services	46,923	30,039	135,012	117,415
Renewable Power	11,261	12,335	54,804	44,958
Total Revenue	$87,008	$66,717	$256,108	$235,531

Net income	$20,093	$32,019	$127,024	$32,579

Adjusted EBITDA (1)
RNG Fuel	23,280	14,791	48,703	43,374
Fuel Station Services	12,034	7,235	22,847	21,603
Renewable Power	3,865	8,155	26,132	22,221
Corporate	(7,160)	(9,803)	(45,732)	(33,797)
Consolidated Adjusted EBITDA (1)	$32,019	$20,378	$51,950	$53,401

RNG Fuel volume produced (Million MMBtus)	0.8	0.6	2.7	2.2
RNG Fuel volume sold (Million GGEs)	13.5	9.4	43.8	29.4
Total volume delivered (Million GGEs)	35.3	32.8	133.2	115.9
(1) This is a non-GAAP measure. A reconciliation of non-GAAP financial measure to comparable GAAP measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."

Landfill RNG Facility Capacity and Utilization Summary

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Landfill RNG Facility Capacity and Utilization(1)(2)(3)(4)
Design Capacity (Million MMBtus)	1.3	0.9	4.1	3.2
Volume of Inlet Gas (Million MMBtus)	1.0	0.7	3.2	2.4
Inlet Design Capacity Utilization %	80%	75%	78%	75%
RNG Fuel volume produced (Million MMBtus)	0.7	0.6	2.6	2.0
Utilization of Inlet Gas %	79%	84%	83%	86%

(1) Design Capacity for RNG facilities is measured as the volume of feedstock biogas that the facility is capable of accepting at the inlet and processing during the associated period. Design Capacity is presented as OPAL’s ownership share (i.e., net of joint venture partners’ ownership) of the facility and is calculated based on the number of days in the period. New facilities that come online during a quarter are pro-rated for the number of days in commercial operation.

(2) Inlet Design Capacity Utilization is measured as the Volume of Inlet Gas for a period, divided by the total Design Capacity for such period. The Volume of Inlet Gas varies over time depending on, among other factors, (i) the quantity and quality of waste deposited at the landfill, (ii) waste management practices by the landfill, and (iii) the construction, operations and maintenance of the landfill gas collection system used to recover the landfill gas. The Design Capacity for each facility will typically be correlated to the amount of landfill gas expected to be generated by the landfill during the term of the related gas rights agreement. The Company expects Inlet Design Capacity Utilization to be in the range of 75-85% on an aggregate basis over the next several years. Typically, newer facilities perform at the lower end of this range and demonstrate increasing utilization as they mature and the biogas resource increases at open landfills.

(3) Utilization of Inlet Gas is measured as RNG Fuel Volume Produced divided by the Volume of Inlet Gas. Utilization of Inlet Gas varies over time depending on availability and efficiency of the facility and the quality of landfill gas (i.e., concentrations of methane, oxygen, nitrogen, and other gases). The Company generally expects Utilization of Inlet Gas to be in the range of 80% to 90%.

(4) Data not available for the Company's dairy projects, i.e., Sunoma and Biotown. Total RNG fuel design capacity for the three and twelve months ended December 31, 2023 is 1.3 million MMBtu and 4.3 million MMBtu, respectively. Including Sunoma and Biotown, RNG fuel volume produced is 0.8 and 2.7 million MMBtu for the three and twelve months ended December 31, 2023, respectively.

RNG Pending Monetization Summary

	Three Months Ended
(In 000's)	December 31, 2023
	RNG Fuel	Fuel Station Services	Total
Stored Gas Metrics (1)
Beginning balance Stored RNG as of September 30, 2023	264	54	318
Add: RNG production (MMBtus)	776	57	833
Less: Current period RNG volumes dispensed	(804)	(53)	(857)
Ending Balance Stored RNG (MMBtus) as of December 31, 2023	236	58	294

Value of ending balance Stored RNG using quarter end price (1) (2)	$12,127	$6,101	$18,228

RIN Metrics
Beginning balance as of September 30, 2023	3,854	1,132	4,986
Add: Generated in current period	8,343	2,134	10,477
Less: Sales	(12,197)	(3,244)	(15,441)
Ending RIN credit balance (Available for sale) as of December 31, 2023	—	22	22
D3 price per RIN at quarter end	$3.18	$3.18	$3.18
Value of RINs using quarter end price (2)	$—	$70	$70

LCFS Metrics
Beginning balance (net share) as of September 30, 2023	—	73	73
Add: Generated in current period	5	30	35
Less: Sales	(5)	(102)	(107)
Ending LCFS credit balance (Available for sale) as of December 31, 2023	—	1	1
LCFS credit price at quarter end	$—	$103.40	$103.40
Value of LCFSs using quarter end price (2)	$—	$103	$103

Value of RECs using quarter end price	—	—	$57

Other Metrics

Average realized sales price - RIN	—	—	$2.83
Average realized sales price - LCFS	—	—	$72.30

Total Value of RNG Pending Monetization at quarter end	$12,127	$6,274	$18,458

(1) Reflects OPAL’s ownership share of Stored RNG (i.e., net of joint venture partners’ ownership) including equity method investments

(2) Reflects OPAL’s ownership share of RIN and LCFS credits (i.e., net of joint venture partners’ ownership) including equity method investments and presented net of discounts and any direct transaction costs such as dispensing fees, third-party royalties and transaction costs as applicable.

Liquidity

As of December 31, 2023, we have drawn approximately $186.6 million, and utilized $13.8 million of our revolver availability to issue letters of credit, under the $500 million senior secured credit facility we entered into in September 2023.

As of December 31, 2023, our liquidity was $347.8 million, consisting of $299.6 million of availability under the above referenced credit facility, and $48.2 million of cash, cash equivalents, and short-term investments.

We believe our liquidity and anticipated cash flows from operations are sufficient to meet our existing funding needs.

Capital Expenditures

During the twelve months ended December 31, 2023, OPAL Fuels invested $113.8 million across RNG projects in construction and OPAL Fuels proprietary fueling stations in construction as compared to $131.4 million in the prior year.

In addition, for the twelve months ended December 31, 2023, the Company's portion of capital expenditures in unconsolidated entities was $20.6 million. This represents our share of capital expenditures incurred by Paragon for the Emerald and Sapphire projects post deconsolidation.

Earnings Call

A webcast to review OPAL Fuels’ Fourth Quarter and Full Year 2023 results is being held tomorrow, March 14, 2024 at 11:00AM EDT.

Materials to be discussed in the webcast will be available before the call on the Company's website.

Participants may access the call at https://edge.media-server.com/mmc/p/igoxez25. Investors can also listen to a webcast of the presentation on the company’s Investor Relations website at https://investors.opalfuels.com/news-events/events-presentations.

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Glossary of terms

“Environmental Attributes” refer to federal, state, and local government incentives in the United States, provided in the form of Renewable Identification Numbers, Renewable Energy Credits, Low Carbon Fuel Standard credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects that promote the use of renewable energy.

“GGE” refers to Gasoline gallon equivalent. The conversion ratio is 1MMBtu of natural gas equal to 7.74 GGE.

“LFG” refers to landfill gas.

“MMBtu” refers to British thermal units.

“Renewable Power” refers to electricity generated from renewable sources.

“RNG” refers to renewable natural gas.

“D3” refers to cellulosic biofuel with a 60% GHG reduction requirement.

“RIN” refers to Renewal Identification Numbers.

“EPA” refers to Environmental Protection Agency.

About OPAL Fuels Inc.
OPAL Fuels Inc. (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity renewable electricity and renewable natural gas (RNG). OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to de-carbonize industrial sectors. RNG is chemically identical to the natural gas Americans use to cook with, heat homes, and fuel natural gas engines, with one significant difference: RNG is produced by recycling harmful methane emissions created by decaying organic waste as opposed to fossil natural gas which is pumped from the ground. For additional information please visit www.opalfuels.com.

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Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or OPAL Fuels’ (the “Company”) future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's annual report on Form 10K filed on March 29, 2023, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact information

Investors
Todd Firestone
Vice President Investor Relations & Corporate Development
914-705-4001
investors@opalfuels.com

ICR, Inc.
OPALFuelsPR@icrinc.com

OPAL FUELS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except per share data)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents (includes $166 and $12,506 at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	$38,348	$40,394
Accounts receivable, net (includes $33 and $966 at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	27,623	31,083
Accounts receivable, related party	18,696	12,421
Restricted cash - current (includes $4,395 and $6,971 at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	4,395	32,402
Short term investments	9,875	64,976
Fuel tax credits receivable	5,345	4,144
Contract assets	6,790	9,771
Parts inventory (includes $29 and $— at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	10,191	7,311
Environmental credits held for sale	172	1,674
Prepaid expense and other current assets (includes $107 and $415 at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	6,005	7,625
Derivative financial assets, current portion	633	182
Total current assets	128,073	211,983
Capital spares	3,468	3,443
Property, plant, and equipment, net (includes $26,626 and $73,140 at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	339,493	297,323
Operating right-of use assets	12,301	11,744
Investment in other entities	207,099	51,765
Note receivable - variable fee component	2,302	1,942
Derivative financial assets, non-current portion	—	954
Deferred financing costs	—	3,013
Other long-term assets	1,162	1,489
Intangible assets, net	1,604	2,167
Restricted cash - non-current (includes $1,850 and $2,923 at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	4,499	4,425
Goodwill	54,608	54,608
Total assets	$754,609	$644,856
Liabilities and Equity
Current liabilities:
Accounts payable (includes $744 and $4,896 at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	13,401	17,649
Accounts payable, related party (includes $1,046 and $433 at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	7,024	6,376
Fuel tax credits payable	4,558	3,320
Accrued payroll	9,023	8,979
Accrued capital expenses (includes $0 and $7,821 at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	15,128	11,922
Accrued expenses and other current liabilities (includes $647 and $646 at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	14,745	9,573
Contract liabilities	6,314	8,013

Senior Secured Credit Facility - term loan, current portion, net of debt issuance costs	—	15,250
Senior Secured Credit Facility - working capital facility, current portion	—	7,500
OPAL Term Loan, current portion	—	27,732
Sunoma loan, current portion (includes $1,608 and $380 at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	1,608	380
Convertible Note Payable	—	28,528
Municipality Loan	—	76
Derivative financial liability, current portion	—	4,596
Operating lease liabilities - current portion	638	630
Other current liabilities (includes $92 and $— at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	92	1,085
Asset retirement obligation, current portion	3,860	1,296
Total current liabilities	76,391	152,905
Asset retirement obligation, non-current portion	2,868	4,960
OPAL Term Loan, net of debt issuance costs	176,532	66,600
Sunoma loan, net of debt issuance costs (includes $20,010 and $21,712 at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	20,010	21,712
Operating lease liabilities - non-current portion	11,824	11,245
Earn out liabilities	1,900	8,790
Other long-term liabilities (includes $211 and $— at December 31, 2023 and December 31, 2022, respectively, related to consolidated VIEs)	7,599	825
Total liabilities	297,124	267,037
Commitments and contingencies
Redeemable preferred non-controlling interests	132,617	138,142
Redeemable non-controlling interests	802,720	1,013,833
Stockholders' (deficit) equity
Class A common stock, $0.0001 par value, 340,000,000 shares authorized as of December 31, 2023; 29,701,146 and 29,477,766 shares, issued and outstanding at December 31, 2023 and December 31, 2022, respectively	3	3
Class B common stock, $0.0001 par value, 160,000,000 shares authorized as of December 31, 2023; None issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Class C common stock, $0.0001 par value, 160,000,000 shares authorized as of December 31, 2023; None issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Class D common stock, $0.0001 par value, 160,000,000 shares authorized as of December 31, 2023; 144,399,037 issued and outstanding at December 31, 2023 and December 31, 2022	14	14
Additional paid-in capital	—	—
Accumulated deficit	(467,195)	(800,813)
Accumulated other comprehensive (loss) income	(15)	195
Class A common stock in treasury, at cost; 1,635,783 and — shares at December 31, 2023 and December 31, 2022, respectively	(11,614)	—
Total Stockholders' (deficit) equity attributable to the Company	(478,807)	(800,601)
Non-redeemable non-controlling interests	955	26,445
Total Stockholders' (deficit) equity	(477,852)	(774,156)
Total liabilities, Redeemable preferred, Redeemable non-controlling interests and Stockholders' (deficit) equity	$754,609	$644,856

OPAL FUELS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except per unit data)

	Twelve Months Ended December 31,
	2023	2022
Revenues:
RNG fuel (includes revenues from related party of $56,069 and $58,185 for the years ended December 31, 2023 and 2022, respectively)	$66,292	$73,158
Fuel station services (includes revenues from related party of $28,468 and $18,735 for the years ended December 31, 2023 and 2022, respectively)	135,012	117,415
Renewable Power (includes revenues from related party of $6,614 and $5,495 for the years ended December 31, 2023 and 2022, respectively)	54,804	44,958
Total revenues	256,108	235,531
Operating expenses:
Cost of sales - RNG fuel	32,028	32,367
Cost of sales - Fuel station services	115,322	98,845
Cost of sales - Renewable Power	36,550	31,580
Project development and start up costs	4,866	6,438
Selling, general, and administrative	51,262	51,386
Depreciation, amortization, and accretion	14,565	13,136
Income from equity method investments	(5,525)	(5,784)
Total expenses	249,068	227,968
Operating income	7,040	7,563

Interest and financing expense, net	(9,306)	(6,640)
Change in fair value of derivative instruments, net	7,346	33,081
Other income	124,472	1,943
Loss on debt extinguishment	(2,190)	—
Loss on warrant exchange	(338)	(3,368)
Income before provision for income taxes	127,024	32,579
Provision for income taxes	—	—
Net income	127,024	32,579
Net income attributable to redeemable non-controlling interests	97,426	22,409
Net loss attributable to non-redeemable non-controlling interests	(349)	(1,153)
Dividends on Redeemable preferred non-controlling interests (1)	11,011	7,932
Net income attributable to Class A common stockholders	$18,936	$3,391

Weighted average shares outstanding of Class A common stock :
Basic	27,148,538	25,774,312
Diluted	27,494,016	26,062,398
Per share amounts:
Basic	$0.70	$0.13
Diluted	$0.69	$0.12

OPAL FUELS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands of U.S. dollars)

	Twelve Months Ended December 31,
	2023	2022

Cash flows from operating activities:
Net income	$127,024	$32,579
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Income from equity method investments	(5,525)	(5,784)
Distributions from equity method investments	12,242	—
Loss on exchange of Warrants	338	3,368
Depreciation and amortization	14,043	13,015
Amortization of deferred financing costs	1,720	1,943
Amortization of operating lease right-of-use assets	643	770
Loss on debt extinguishment	2,190	—
Accretion expense related to asset retirement obligation	521	121
Stock-based compensation	5,904	1,469
Provision for bad debts	518	499
Paid-in-kind interest income	(360)	(286)
Change in fair value of Convertible Note Payable	1,579	413
Change in fair value of the earnout liabilities	(6,890)	(37,111)
Unrealized gain on derivative financial instruments	(270)	3,867
Gain on repayment of Note receivable	—	(1,943)
Gain on deconsolidation of VIEs	(122,873)	—
Changes in operating assets and liabilities:
Accounts receivable	2,942	(6,191)
Accounts receivable, related party	(6,275)	(12,421)
Proceeds received on previously recorded paid-in-kind interest income	—	288
Fuel tax credits receivable	(1,201)	(1,751)
Capital spares	(25)	(418)
Parts inventory	(2,880)	(2,168)
Environmental credits held for sale	1,502	(1,288)
Prepaid expense and other current assets	2,200	(3,108)
Contract assets	2,981	(1,287)
Accounts payable	6,184	10,143
Accounts payable, related party	1,228	1,180
Fuel tax credits payable	1,238	1,342
Accrued payroll	66	127
Accrued expenses	3,775	3,237
Operating lease liabilities - current and non-current	(613)	(640)
Asset retirement obligations	(49)	—
Other current and non-current liabilities	(1,910)	452
Contract liabilities	(1,699)	(1,772)
Net cash provided by (used in) operating activities	38,268	(1,355)
Cash flows from investing activities:
Purchase of property, plant, and equipment	(113,826)	(131,410)
Deconsolidation of VIEs, net of cash	(11,947)	—
Proceeds (purchase) of short term investments	55,101	(64,976)
Cash paid for investment in other entities	(8,314)	(597)
Proceeds received from repayment of Note receivable	—	10,855

Distributions received from equity method investment	4,840	2,100
Net cash used in investing activities	(74,146)	(184,028)
Cash flows from financing activities:
Proceeds from Sunoma loan	—	4,593
Proceeds from OPAL Term Loan	196,617	40,000
Proceeds received from Business Combination	—	138,850
Financing costs paid to other third parties	(10,264)	(8,321)
Repayment of Senior Secured Credit Facility	(22,750)	(58,603)
Repayment of Convertible Note Payable	(30,107)	—
Repayment of OPAL Term Loan	(106,090)	(18,910)
Repayment of Sunoma Loan	(546)	—
Repayment of Municipality loan	(76)	(202)
Repayment of finance lease liabilities	(993)	—
Proceeds from equipment loan	303	—
Proceeds from sale of non-redeemable non-controlling interest, related party	12,753	23,143
Reimbursement of financing costs by joint venture partner	842	—
Payment of paid-in-kind preferred dividends	(16,536)	—
Cash paid for taxes related to net share settlement of equity awards	(896)	—
Cash paid for purchase of shares upon exercise of put option	(16,391)	—
Distribution to non-redeemable non-controlling interest	(333)	—
Proceeds from issuance of shares of Class A common stock under the ATM program, net	366	—
Proceeds from issuance of redeemable preferred non-controlling interests, related party	—	100,000
Contributions from members	—	—
Net cash provided by financing activities	5,899	220,550
Net (decrease) increase in cash, restricted cash, and cash equivalents	(29,979)	35,167
Cash, restricted cash, and cash equivalents, beginning of period	77,221	42,054
Cash, restricted cash, and cash equivalents, end of period	$47,242	$77,221
Supplemental disclosure of cash flow information
Interest paid, net of $5,475 and $3,678 capitalized, respectively	$6,929	$7,013
Noncash investing and financing activities:
Fair value of Class A common stock issued for redemption of Convertible Note Payable	$—	$30,595
Fair value of Class A common stock issued for redemption of Public and Private warrants	$338	$25,919
Fair value of Derivative warrant liabilities assumed related to Business Combination	$—	$13,524
Fair value of Earnout liabilities related to Business Combination	$—	$45,900
Fair value of put option on a forward purchase agreement related to Business Combination	$—	$4,600
Paid-in-kind dividend on redeemable preferred non-controlling interests	$2,617	$7,932
Right-of-use assets for finance leases included in Property, Plant and equipment, net	$9,048	$801
Lease liabilities for finance leases included in Accrued expenses and other current liabilities	$1,398	$316
Lease liabilities for finance leases included in Other long-term liabilities	$7,388	$485
Accrual for purchase of Property, plant and equipment included in Accounts payable and Accrued capital expenses	$15,570	$11,922

Non-GAAP Financial Measures (Unaudited)
This release includes various financial measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. We believe these measures provide important supplemental information to investors to use in evaluating ongoing operating results. We use these measures, together with accounting principles generally accepted in the United States ("GAAP" or "U.S. GAAP"), for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations, that when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide give a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company's GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company's management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. These Non-GAAP financial measures are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or any other GAAP measure as indicators of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.

Adjusted EBITDA

To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses a non-GAAP financial measure that it calls adjusted EBITDA ("Adjusted EBITDA"). This non-GAAP measure adjusts net income for interest and financing expense, net, loss on debt extinguishment, net (income) loss attributable to non-controlling interests, depreciation, amortization and accretion expense, adjustments to reflect Adjusted EBITDA from equity method investments, loss on warrant exchange, unrealized (gain) loss on derivative instruments, non-cash charges, one-time non-recurring expenses, major maintenance on renewable power and gain on deconsolidation of VIEs.

Management believes this non-GAAP measure provides meaningful supplemental information about the Company's performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company's operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company's core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company's business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company's management believes are indicative of the Company's core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company's GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company's management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to GAAP net income or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

The following table presents the reconciliation of our Net income to Adjusted EBITDA:

Reconciliation of GAAP Net income to Adjusted EBITDA
For the Three and Twelve Months Ended December 31, 2023 and 2022
(In thousands of dollars)

	Three Months Ended December 31, 2023					Twelve Months Ended December 31, 2023
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$12,726	$10,479	$1,888	$(5,000)	$20,093	$22,203	$17,908	$12,472	$74,441	$127,024

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	4,352	(14)	20	466	4,824	8,968	(134)	280	192	9,306
Loss on debt extinguishment (2)	—	—	—	(658)	(658)	—	—	—	2,190	2,190
Net (income) loss attributable to non-redeemable non-controlling interests	(182)	—	—	—	(182)	349	—	—	—	349
Depreciation, amortization and accretion	1,314	1,175	1,178	(36)	3,631	5,268	3,730	5,567	—	14,565
Adjustments to reflect Adjusted EBITDA from equity method investments (3)	2,658	—	—	—	2,658	5,912	—	—	—	5,912
Loss on warrant exchange	—	—	—	—	—	—	—	—	338	338
Unrealized (gain) loss on derivative instruments (4)	—	—	(30)	(3134)	(3,164)	—	—	(763)	(7140)	(7,903)
Non-cash charges (5)	—	174	—	1,123	1,297	—	174	—	6,003	6,177
One-time non-recurring charges (6)	2,412	220	45	79	2,756	6,003	1,169	1,336	1,117	9,625
Major maintenance for Renewable Power	—	—	764	—	764	—	—	7,240	—	7,240
Gain on deconsolidation of VIEs	—	—	—	—	—	—	—	—	(122,873)	(122,873)
Adjusted EBITDA	$23,280	$12,034	$3,865	$(7,160)	$32,019	$48,703	$22,847	$26,132	$(45,732)	$51,950

	Three Months Ended December 31, 2022					Twelve Months Ended December 31, 2022
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$7,831	$4,521	$3,367	$16,300	$32,019	$32,114	$18,245	$4,681	$(22,461)	$32,579

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	(240)	871	1,702	(2,905)	(572)	—	899	5,261	480	6,640
Net loss attributable to non-redeemable non-controlling interests	329	—	—	—	329	1,153	—	—	—	1,153
Depreciation, amortization and accretion	1,362	230	1,413	30	3,035	6,469	846	5,696	125	13,136
Adjustments to reflect Adjusted EBITDA from equity method investments (3)	1,095	—	—	—	1,095	2,073	—	—	—	2,073
Loss on warrant exchange	—	—	—	3,368	3,368	—	—	—	3368	3,368
Unrealized (gain) loss on derivative instruments (4)	—	—	260	(30,822)	(30,562)	—	—	512	(28,719)	(28,207)
Non-cash charges (5)	844	207	—	515	1,566	844	207	—	2,109	3,160
One-time non-recurring charges (6)	3,570	1,406	1,370	3,711	10,057	6,481	1,406	1,370	11,301	20,558
Major maintenance for Renewable Power	—	—	43	—	43	—	—	4,701	—	4,701
Gain on repayment of Note Receivable and reversal of liability to non-redeemable non-controlling interest	—	—	—	—	—	(5,760)	—	—	—	(5,760)
Adjusted EBITDA	$14,791	$7,235	$8,155	$(9,803)	$20,378	$43,374	$21,603	$22,221	$(33,797)	$53,401

(1) Net income (loss) by segment is included in our quarterly report on Form 10 K. Net loss for RNG Fuel includes our portion of net income on our equity method investments.

(2) Loss on debt extinguishment relates to assignment of our senior secured credit facility to Paragon and debt restructuring related to OPAL Term Loan.

(3) Includes interest, depreciation, amortization and accretion on equity method investments.

(4) Unrealized (gain) loss on derivative instruments includes change in fair value of interest rate swaps, commodity swaps, earnout liabilities and put option on a forward purchase agreement.

(5) Non-cash charges include stock-based compensation expense, certain expenses included in selling, general and administrative expenses relating to employee benefit accruals, inventory write down charges included in cost of sales - RNG fuel and loss on disposal of assets.

(6) One-time non-recurring charges include (i) certain expenses related to development expenses on our RNG facilities such as lease expenses and virtual pipeline costs, incurred during construction phase that could not be capitalized per GAAP for the year ended December 31, 2023, and (ii) transaction costs relating to the Business Combination for the year ended December 31, 2022.